SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : March 2, 2012

Commission File No. 333-136643

ONE BIO, CORP.
(Exact name of registrant as specified in its charter)

Florida	59-3656663
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

19950 West Country Club Drive, Suite 100, Aventura, FL 33180
(Address of principal executive offices)

305-328-8662
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(Issuer  telephone number)

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As previously reported in the current report on Form 8-K filed by ONE Bio, Corp. (“Company” or “ONE”) with the SEC on April 20, 2010, on April 14, 2010, the Company acquired from Min Zhao (the “Selling Shareholder”) among other things, 1,632,150 shares of common stock of Green Planet Bioengineering Co. Limited, a Florida corporation (“Green Planet”), owned by the Selling Shareholder in consideration for 260,000 shares (adjusted for the 1 for 5 stock splits of August 2010) of the Company’s restricted common stock pursuant to a Share Purchase Agreement.  At the same time, the Company received from a certain Green Planet shareholder 1,216,184 shares of common stock of Green Planet.  As a consequence of these transactions, the Company acquired and controlled 18,508,733 shares of the common stock of Green Planet, representing 92.5% of the outstanding common stock of Green Planet.

Effective March 2, 2012, the Company entered into and consummated transactions pursuant to a Stock Purchase Agreement substantially in the form of Exhibit 10.1 annexed hereto (the “SPA”) whereby the Company sold the 18,508,733 shares of the common stock of Green Planet to Global Fund Holdings, Corp., an Ontario corporation (the “Purchaser”) for a total consideration of $200,000 (the “Purchase Price”). The Purchase Price will be paid to the Purchaser by setting off the same amount of the liabilities that the Company owed to Trade Finance Solutions, Inc., a wholly owned subsidiary of the Purchaser as of the date of the SPA.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)      The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Stock Purchase Agreement dated as of March 2, 2011, by and between One Bio, Corp. and Global Fund Holdings, Corp.

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Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONE Bio, Corp.

March 26, 2012	By:	/s/ Marius Silvasan
Marius Silvasan
Chief Executive Officer and Director

March 26, 2012	By:	/s/ Cris Neely
Cris Neely
Chief Financial Officer and Director

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